QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.25

INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "Agreement") is entered into as of            , 2005 by and between FTD Group, Inc., a Delaware corporation, for itself and on behalf of its subsidiaries (including, without limitation, FTD, Inc. and Florists' Transworld Delivery, Inc,; collectively and individually, as applicable, the "Company") and the undersigned, a director or officer of the Company ("Indemnitee").

RECITALS

        The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates of the Company, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

        The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, fiduciaries and other agents and affiliates to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

        The Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company.

        The Company desires to attract and retain the involvement of highly qualified persons, such as Indemnitee, to serve and be associated with the Company, and accordingly, wishes to provide for the indemnification and advancement of expenses to the Indemnitee to the maximum extent permitted by law.

AGREEMENT

        In consideration of the premises and the covenants contained herein, the Company and Indemnitee agree as follows:

A.
DEFINITIONS

        The following terms shall have the meanings defined below in this Agreement:

        "Expenses" shall include damages, judgments, fines, ERISA excise taxes, penalties, settlements and costs, attorneys' fees and disbursements and costs of attachment or similar bond, investigations, and any expenses actually paid or reasonably incurred by Indemnitee in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to an Indemnifiable Event, and any federal, state, local, or foreign taxes (increased by any taxes imposed by such payments) actually and reasonably incurred or suffered by Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement.

        "Indemnifiable Event" means any event or occurrence that takes place either before or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture or other entity, or was a director or officer of an entity that was a predecessor of the Company or another entity at the request of such predecessor entity, or related to anything done or not done by Indemnitee in any such capacity.

        "Participant" means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

        "Proceeding" means any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, in which

Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event.

        "Reviewing Party" For purposes of this Agreement, the Reviewing Party with respect to each indemnification request of Indemnitee shall be any person or persons appointed by the Board of Directors of FTD Group, Inc., none of whom shall be a party to the Proceeding with respect to which Indemnitee is seeking indemnification.

B.
AGREEMENT TO INDEMNIFY

        1.     General Agreement. To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee if:

          (a)   Indemnitee is or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding (other than an action by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful; and

          (b)   Indemnitee was or is a Participant or is threatened to be made a Participant to any Proceeding by or in the right of the Company to procure a judgment in its favor, against Expenses and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders.

        2.     Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter in such Proceeding, Indemnitee shall be indemnified against all Expenses incurred in connection with such Proceeding or such claim, issue or matter, as the case may be.

        3.     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify the Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

        4.     Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement:

          (a)   to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

          (b)   to the extent that Indemnitee is indemnified and actually paid other than pursuant to this Agreement;

          (c)   in connection with any Proceeding initiated by Indemnitee against the Company or any director or officer of the Company, and not by way of defense, unless (i) the Company has joined in or the Board of Directors of FTD Group, Inc. has consented to the initiation of such

  Proceeding; or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

          (d)   for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

          (e)   if it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to the Indemnitee's in fact having gained any personal profit or advantage to which he or she was not legally entitled;

          (f)    for expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any applicable U.S. state statutory law or common law;

          (g)   brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; provided, however, that the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him or her by reason of any alleged dishonesty on his or her part, unless a judgment or other final adjudication thereof adverse to the Indemnitee establishes that he or she committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated;

          (h)   for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity or for any other reason;

          (i)    arising out of Indemnitee's breach of an employment agreement with the Company (if any) or any other agreement with the Company; or

          (j)    with regard to any judicial action if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

        5.     No Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

C.
INDEMNIFICATION PROCESS

        1.     Notice and Cooperation By Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give FTD Group, Inc. notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to FTD Group, Inc. shall be given in accordance with Section F.7 below. In addition, Indemnitee shall give the Company such information and cooperation regarding the subject of the indemnification as the Company may reasonably request.

        2.     Advancement of Expenses. The Company shall, within thirty business days of a written request by Indemnitee, advance all Expenses that may be reasonably incurred by Indemnitee in connection with any Proceeding to Indemnitee. Notwithstanding the foregoing, to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee for all such Expenses, and Indemnitee hereby agrees to reimburse the Company promptly for all such Expenses.

        3.     Indemnification Payment. Indemnitee shall receive payment for the Expenses incurred in connection with a Proceeding from the Company in accordance with this Agreement thirty days after Indemnitee has made written demand on the Company for indemnification, unless the Reviewing Party has informed the Company that Indemnitee is not entitled to indemnification under this Agreement or applicable law.

        4.     Assumption of Defense. In the event the Company is obligated under this Agreement to advance any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded, based on written advice of counsel, that there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee's expense.

        5.     Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify the Indemnitee with respect to the Proceeding or for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company. Neither the failure of the Reviewing Party or the Company to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

        6.     No Settlement Without Consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

D.
DIRECTOR AND OFFICER LIABILITY INSURANCE

        1.     Good Faith Determination. The Company shall from time to time make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company's performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.

        2.     Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company's directors or officers.

E.
NON-EXCLUSIVITY; FEDERAL PREEMPTION

        1.     Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        2.     Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Certificate of Incorporation or Bylaws or applicable law. The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in any such capacity at the time of any Proceeding.

        3.     Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission's prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

F.
MISCELLANEOUS

        1.     Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

        2.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

        3.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee's spouses, heirs, and personal and legal representatives.

        4.     Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

        5.     Counterparts. This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

        6.     Governing Law. This agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of law provisions thereof.

        7.     Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

    FTD Group, Inc.
    3113 Woodcreek Drive
    Downer's Grove, IL 60515
    Attention: General Counsel

        with a copy to:

    Howard A. Sobel, Esq.
    Latham & Watkins LLP
    885 Third Avenue, Suite 1000
    New York, NY 10022-4834

        and to Indemnitee at the address set forth on the signature page hereto.

        8.     Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(Signature page follows)

        IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first written above.

FTD GROUP, INC., for itself and on behalf of its Subsidiaries.
Name: Title:

INDEMNITEE
Name:
Address:

QuickLinks

  Exhibit 10.25